Exhibit 99.1

Freedom Holdings, Inc. Clarifies OTC Markets Yield Sign

Stamford, CT – December 30, 2021 – Freedom Holdings, Inc. (“FHLD” or the “Company,” OTC: FHLD) is pleased to Clarify that the Company is not delinquent in its SEC filings.

The Company has a fiscal year of September 30 therefore the deadline for filing the annual report is December 30, 2021, without an extension. As previously announced, the Company has just changed its auditing firm to BF Borgers CPA therefore it will be filing for the allowed extension of the upcoming 10K.

The indication on OTC Markets that the Company is SEC Delinquent is incorrectly stated.

About Freedom Holdings, Inc. (FHLD)

FHLD is a versatile holding company focused on acquiring and supporting cutting-edge financial services and technology companies. FHLD’s multi-discipline approach aims to build fintech platforms with the current focus on the clean energy sector, providing Environmental, Social, and Governance (ESG) driven technologies and carbon credit solutions.

Press Release Contact:

Brian Kistler

Director

Freedom Holdings, Inc.

Safe Harbor Statement

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of the Company, members of its management, and assumptions on which such statements are based. We caution prospective investors that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements.